FOR IMMEDIATE RELEASE

CONTACT:	Christi Cowdin
Director, Corporate Communications & Investor Relations
(248) 593-8810
ccowdin@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2018
Updates Progress on Action Plan and Announces Additional Europe-Africa Initiatives

Business Update

▪	Completed the Americas Action Plan

▪	Net sales of $227.8 million, down 5.1 percent
▪Net sales declined 3.6 percent in constant currency(3)

▪	Non-cash goodwill impairment of $26.6 million in Europe-Africa segment

▪	Operating loss of $23.9 million, or 10.5 percent of sales
▪Adjusted operating profit(1) of $10.3 million, or 4.5 percent of sales

▪	Third quarter diluted loss per share of $1.31
▪Third quarter adjusted diluted loss per share(2) of $0.01

▪	Named Carl Bizon permanent President and Chief Executive Officer

▪	New leadership commences business improvement initiatives for Europe-Africa

Troy, Michigan, November 8, 2018 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported third quarter results. The Company also provided an update on its Action Plan, including activities related to its Kansas City aftermarket and retail distribution facility. With new leadership in place in its Europe-Africa segment, the Company continued to identify business improvement initiatives for this region.
“Having recently been named to the permanent role of President and CEO, I am just as encouraged about our Company as I was when I took over the interim role in May of this year,” said Carl Bizon, President and Chief Executive Officer of Horizon Global. “Our primary 2018 selling season in the Americas did not deliver the desired revenue and earnings result due mainly to ramp-up challenges in our Kansas City distribution facility. That being said, Kansas City proved during the third quarter that we now have the capabilities, processes and resources to support future growth in next year’s season. At quarter end, we had past due orders of approximately $8.5 million, down from a peak of approximately $26 million early in the quarter. With the Americas Action Plan items now complete, we have a greatly reduced cost structure to leverage in the region. We have also announced price increases to address rising input costs and tariffs. We will start to see the full impact of these actions in our financial results as volume ramps up with our normal seasonality in the second quarter of 2019.”
Bizon continued, “Operational challenges continued during the third quarter in our Europe-Africa segment and results came in below expectations. The new leadership team has made additional organizational and structural changes, and we identified further initiatives expected to improve the long-term performance of the business. With the revised view of full-year performance, we recorded a non-cash goodwill impairment for the segment of approximately $26.6 million in the quarter. I have great confidence in our leadership and am working closely with this team to ensure we are initiating near-term operational improvements that will lead to longer-term transformation of this region.
“As we look across our global business, Asia-Pacific continues to perform well, the Americas is poised to capitalize on efforts made this year, and we are fully engaged in improving performance in Europe-Africa. As a company, Horizon

Global is focused on performance improvement and accountability at every level, which led to a number of significant management changes and operational shifts over the past year. Ultimately, I remain convinced of the underlying strengths of Horizon Global -- our leading brands, performance products, dedicated team members, loyal customers and diverse channels and geographies -- which will help see us through these near-term challenges and set our company back to a path of growth and returning value to our shareholders.”
2018 Third Quarter Segment Results
Horizon Americas. Net sales were substantially unchanged from the third quarter of 2017, with increases in aftermarket and OE offset by a decline in the retail channel, which was impacted by supply constraints from overseas vendors and the fourth quarter 2017 divestiture of the Broom and Brush business. Operating profit decreased $3.7 million to $7.3 million, or 6.3 percent of net sales, primarily as a result of unfavorable input costs in advance of pricing actions and the costs of executing the Company’s Action Plan in the period. Adjusted operating profit(1) increased $0.4 million to $12.2 million, or 10.5 percent of net sales.
Horizon Europe-Africa. Net sales decreased 10.7 percent (9.5 percent in constant currency(3)), primarily resulting from higher-than-normal volume of a program with a major OE customer in 2017 that did not repeat in the third quarter of 2018. The aftermarket channel declined due to limited product availability resulting from the production shift to Romania. Operating loss in the quarter was $31.4 million, or 40.0 percent of net sales, attributable to the impairment of the remaining goodwill balance in the segment. The adjusted operating loss(1) of $3.3 million, or 4.2 percent of net sales, reflects a decline of $7.3 million from 2017 driven by an unfavorable margin mix impact from weaker aftermarket sales, input cost increases not fully recovered by pricing actions, and the incremental costs incurred with production transfers between facilities.
Horizon Asia-Pacific. Net sales decreased $2.9 million, or 7.9 percent, primarily attributable to $2.1 million in unfavorable currency impact and a small decline in existing programs in our Thailand operation. Operating profit increased 1.4 percent to $6.0 million, or 17.6 percent, as the impact of operational improvements were mostly offset by increased costs of purchases in U.S. dollars and Thai baht.

Action Plan
Horizon Global announced a business improvement plan on March 1, 2018, with targeted initiatives to drive operating results in its Americas and Europe-Africa segments. Action Plan updates include:

▪	Completed ramp-up of the Kansas City distribution center and, at quarter end, reduced shippable past due orders to approximately two days’ sales

▪	De-layering of organization and consolidation of facilities in the Americas is now complete
The Action Plan items previously identified for Europe-Africa will now be included as part of a set of ongoing business improvement initiatives that will be the primary focus of the region for the foreseeable future.
Bizon concluded, “We see significant long-term opportunities for our company and remain focused on the near-term difficulties that persist in our European operations. We are pleased with our accomplishments under the Action Plan, but we recognize there is much work ahead, particularly as we address the necessary business improvement initiatives in Europe. With that in mind, we expect the next two quarters to be difficult. We are fully engaged in identifying a seasoned financial executive to serve as the Company’s permanent CFO, but until then I will be working closely with our interim CFO to ensure we have the resources and flexibility needed to continue the substantial progress made over the last six months. Achieving a performance turnaround is a large task and takes time, but we are committed to this effort that will ultimately benefit our customers, end-users and our shareholders.”
Conference Call Details
Horizon Global will host a conference call regarding third quarter 2018 earnings on Thursday, November 8, 2018, at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 7695549.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 7695549. The telephone replay will be available approximately two hours after the end of the call and continue through November 22, 2018.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company’s commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage our employees and create value for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,300 employees in 58 facilities across 21 countries.
For more information, please visit www.horizonglobal.com.
Safe Harbor Statement
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions, including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; the success of our Action Plan, including the actual amount of savings and timing thereof; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company’s ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; the timing and amount of repurchases of the Company’s common stock, if any; the Company’s ability to meet its financial covenants in the agreements governing its debt or obtain any amendments or waivers thereto; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to “Company and Business Segment Financial Information,” which details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit excluding these Special Items to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

(2)
Appendix I details certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(3)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Unaudited - dollars in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$27,310	$29,570
Receivables, net of reserves of approximately $4.5 million and $3.1 million at September 30, 2018 and December 31, 2017, respectively	122,250	91,770
Inventories	161,110	171,500
Prepaid expenses and other current assets	11,930	10,950
Total current assets	322,600	303,790
Property and equipment, net	105,370	113,020
Goodwill	10,410	138,190
Other intangibles, net	81,930	90,230
Deferred income taxes	6,900	4,290
Other assets	9,170	11,510
Total assets	$536,380	$661,030
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$12,530	$16,710
Accounts payable	109,390	138,730
Accrued liabilities	57,430	53,070
Total current liabilities	179,350	208,510
Long-term debt	342,260	258,880
Deferred income taxes	13,600	14,870
Other long-term liabilities	19,000	38,370
Total liabilities	554,210	520,630
Commitments and contingent liabilities	—	—
Total Horizon Global shareholders' equity	(15,550)	141,890
Noncontrolling interest	(2,280)	(1,490)
Total shareholders' equity	(17,830)	140,400
Total liabilities and shareholders' equity	$536,380	$661,030

Horizon Global Corporation
Condensed Consolidated Statements of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net sales	$227,840	$240,120	$677,990	$696,990
Cost of sales	(184,220)	(181,700)	(548,350)	(525,510)
Gross profit	43,620	58,420	129,640	171,480
Selling, general and administrative expenses	(40,920)	(45,130)	(145,220)	(134,610)
Impairment	(26,640)	—	(125,770)	—
Operating profit (loss)	(23,940)	13,290	(141,350)	36,870
Other expense, net:
Interest expense	(7,650)	(5,540)	(19,790)	(16,650)
Loss on extinguishment of debt	—	—	—	(4,640)
Other expense, net	(1,510)	(1,310)	(9,240)	(2,560)
Other expense, net	(9,160)	(6,850)	(29,030)	(23,850)
Income (loss) before income tax benefit	(33,100)	6,440	(170,380)	13,020
Income tax benefit	100	120	12,460	3,350
Net income (loss)	(33,000)	6,560	(157,920)	16,370
Less: Net loss attributable to noncontrolling interest	(240)	(330)	(720)	(920)
Net income (loss) attributable to Horizon Global	$(32,760)	$6,890	$(157,200)	$17,290
Net income (loss) per share attributable to Horizon Global:
Basic	$(1.31)	$0.28	$(6.28)	$0.70
Diluted	$(1.31)	$0.27	$(6.28)	$0.69
Weighted average common shares outstanding:
Basic	25,101,847	24,948,410	25,028,072	24,728,643
Diluted	25,101,847	25,379,252	25,028,072	25,154,800

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Nine months ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(157,920)	$16,370
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Net loss on dispositions of property and equipment	490	330
Depreciation	12,540	10,280
Amortization of intangible assets	6,170	7,660
Impairment of goodwill and intangible assets	125,770	—
Amortization of original issuance discount and debt issuance costs	6,050	5,090
Deferred income taxes	(3,370)	840
Loss on extinguishment of debt	—	4,640
Non-cash compensation expense	1,430	2,760
Amortization of purchase accounting inventory step-up	—	420
Increase in receivables	(35,120)	(28,360)
(Increase) decrease in inventories	5,980	(7,920)
Decrease in prepaid expenses and other assets	1,410	3,490
Increase (decrease) in accounts payable and accrued liabilities	(30,060)	(17,440)
Other, net	590	(480)
Net cash used for operating activities	(66,040)	(2,320)
Cash Flows from Investing Activities:
Capital expenditures	(10,820)	(20,270)
Acquisition of businesses, net of cash acquired	—	(19,800)
Net proceeds from disposition of property and equipment	160	1,080
Net cash used for investing activities	(10,660)	(38,990)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	12,550	36,970
Repayments of borrowings on credit facilities	(14,390)	(41,630)
Proceeds from Term B Loan, net of issuance costs	45,430	—
Repayments of borrowings on Term B Loan, inclusive of transaction costs	(6,490)	(187,820)
Proceeds from ABL Revolving Debt	72,430	114,500
Repayments of borrowings on ABL Revolving Debt	(34,830)	(94,500)
Proceeds from issuance of common stock, net of offering costs	—	79,920
Repurchase of common stock	—	(10,000)
Proceeds from issuance of Convertible Notes, net of issuance costs	—	121,130
Proceeds from issuance of Warrants, net of issuance costs	—	20,930
Payments on Convertible Note Hedges, inclusive of issuance costs	—	(29,680)
Other, net	(300)	(240)
Net cash provided by financing activities	74,400	9,580
Effect of exchange rate changes on cash	40	1,960
Cash and Cash Equivalents:
Decrease for the period	(2,260)	(29,770)
At beginning of period	29,570	50,240
At end of period	$27,310	$20,470
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,520	$10,090
Cash paid for taxes	$4,340	$6,110

Horizon Global Corporation
Condensed Consolidated Statements of Shareholders’ Equity
(Unaudited - dollars in thousands)

	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Horizon Global Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at December 31, 2017, as reported	$250	$159,490	$(10,000)	$(17,860)	$10,010	$141,890	$(1,490)	$140,400
Impact of ASU 2018-02	—	340	—	(900)	560	—	—	—
Balance at December 31, 2017, as restated	$250	$159,830	$(10,000)	$(18,760)	$10,570	$141,890	$(1,490)	$140,400
Net loss	—	—	—	(57,510)	—	(57,510)	(250)	(57,760)
Other comprehensive income, net of tax	—	—	—	—	4,680	4,680	10	4,690
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	—	(200)	—	—	—	(200)	—	(200)
Non-cash compensation expense	—	720	—	—	—	720	—	720
Balance at March 31, 2018	$250	$160,350	$(10,000)	$(76,270)	$15,250	$89,580	$(1,730)	$87,850
Net loss	—	—	—	(66,930)	—	(66,930)	(230)	(67,160)
Other comprehensive loss, net of tax	—	—	—	—	(6,010)	(6,010)	(80)	(6,090)
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	—	(10)	—	—	—	(10)	—	(10)
Non-cash compensation expense	—	490	—	—	—	490	—	490
Balance at June 30, 2018	$250	$160,830	$(10,000)	$(143,200)	$9,240	$17,120	$(2,040)	$15,080
Net loss	—	—	—	(32,760)	—	(32,760)	(240)	(33,000)
Other comprehensive loss, net of tax	—	—	—	—	(40)	(40)		(40)
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	—	(90)	—	—	—	(90)	—	(90)
Non-cash compensation expense	—	220	—	—	—	220	—	220
Balance at September 30, 2018	$250	$160,960	$(10,000)	$(175,960)	$9,200	$(15,550)	$(2,280)	$(17,830)

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

We evaluate certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Horizon Americas
Net sales	$115,510	$115,460	$319,810	$351,400
Operating profit	$7,270	$10,930	$4,730	$38,840
Special Items to consider in evaluating operating profit (loss):
Severance	$660	$660	$5,010	$660
Distribution center inefficiencies & fines	$1,420	$—	$6,520	$—
Restructuring	$2,800	$120	$5,310	$120
Adjusted operating profit	$12,150	$11,710	$21,570	$39,620

Horizon Europe-Africa
Net sales	$78,520	$87,950	$256,420	$253,070
Operating profit (loss)	$(31,370)	$2,680	$(132,150)	$5,950
Special Items to consider in evaluating operating profit (loss):
Severance	$—	$1,150	$1,560	$3,790
Acquisition & integration	$70	$—	$730	$270
Impairment of goodwill & other intangibles	$26,640	$—	$125,770	$—
Restructuring	$1,370	$140	$2,820	$230
Brink Group transaction & termination costs	$—	$—	$660	$—
Adjusted operating profit	$(3,290)	$3,970	$(610)	$10,240

Horizon Asia-Pacific
Net sales	$33,810	$36,710	$101,760	$92,520
Operating profit	$5,960	$5,880	$15,020	$13,240
Special Items to consider in evaluating operating profit:
Severance	$—	$—	$70	$270
Acquisition & integration costs	$50	$980	$70	$1,000
Restructuring	$90	$—	$190	$30
Adjusted operating profit	$6,100	$6,860	$15,350	$14,540

Corporate Expenses
Operating loss	$(5,800)	$(6,200)	$(28,950)	$(21,160)
Special Items to consider in evaluating operating loss:
Acquisition & integration	$—	$120	$50	$2,700
Brink Group transaction & termination costs	$1,130	$—	$10,940	$—
Severance	$—	$10	$—	$520
Restructuring	$—	$520	$—	$260
CEO separation costs & severance	$—	$—	$2,750	$—
Adjusted operating loss	$(4,670)	$(5,550)	$(15,210)	$(17,680)

Total Company
Net sales	$227,840	$240,120	$677,990	$696,990
Operating profit (loss)	$(23,940)	$13,290	$(141,350)	$36,870
Total Special Items to consider in evaluating operating profit (loss)	$34,230	$3,700	$162,450	$9,850
Adjusted operating profit	$10,290	$16,990	$21,100	$46,720

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of net income (loss) and earnings (loss) per share under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income (loss) and adjusted diluted earnings (loss) per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to Horizon Global, as reported	$(32,760)	$6,890	$(157,200)	$17,290
Impact of Special Items to consider in evaluating quality of income (loss):
Impairment of goodwill & other intangibles	26,640	—	125,770	—
Brink Group transaction & termination costs	1,140	—	16,740	—
Severance	2,040	2,330	8,020	5,240
Distribution center inefficiencies & fines	1,420	—	6,520	—
CEO separation costs & severance	—	—	2,750	—
Restructuring	2,870	380	6,940	750
Acquisition & integration costs	130	1,250	850	4,120
Loss on extinguishment of debt	—	—	—	4,640
Tax impact of Special Items	(1,760)	(1,180)	(9,660)	(4,740)
Adjusted net income (loss) attributable to Horizon Global	$(280)	$9,670	$730	$27,300

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Diluted earnings (loss) per share attributable to Horizon Global, as reported	$(1.31)	$0.27	$(6.28)	$0.69
Impact of Special Items to consider in evaluating quality of EPS:
Impairment of goodwill & other intangibles	1.06	—	5.03	—
Brink Group transaction & termination costs	0.05	—	0.67	—
Severance	0.08	0.09	0.32	0.21
Distribution center inefficiencies & fines	0.06	—	0.26	—
CEO separation costs & severance	—	—	0.11	—
Restructuring	0.11	0.02	0.28	0.03
Acquisition & integration costs	0.01	0.05	0.03	0.16
Loss on extinguishment of debt	—	—	—	0.18
Tax impact of Special Items	(0.07)	(0.05)	(0.39)	(0.19)
Impact of change in dilutive shares outstanding due to Special Items	—	—	—	—
Adjusted earnings (loss) per share attributable to Horizon Global	$(0.01)	$0.38	$0.03	$1.08

Weighted average shares outstanding, diluted, as reported	25,101,847	25,379,252	25,028,072	25,154,800
Dilution effect on adjusted net income	—	—	—	—
Diluted weighted-average shares outstanding, as adjusted	25,101,847	25,379,252	25,028,072	25,154,800

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three months ended September 30, 2018				Nine months ended September 30, 2018
	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated
Revenue growth as reported	—%	(10.7)%	(7.9)%	(5.1)%	(9.0)%	1.3%	10.0%	(2.7)%
Less: currency impact	(0.5)%	(1.2)%	(5.7)%	(1.5)%	(0.2)%	6.5%	(0.1)%	2.2%
Revenue growth at constant currency	0.5%	(9.5)%	(2.2)%	(3.6)%	(8.8)%	(5.2)%	10.1%	(4.9)%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

This appendix reconciles net income to “Consolidated Bank EBITDA” as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance.

		Less:	Add:
	Year Ended December 31, 2017	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Twelve Months Ended September 30, 2018
Net loss attributable to Horizon Global	$(3,550)	$17,290	$(157,200)	$(178,040)
Bank stipulated adjustments:
Interest expense, net (as defined)	22,410	16,650	24,920	30,680
Income tax (benefit) expense	9,750	(3,350)	(12,460)	640
Depreciation and amortization	25,340	17,940	18,710	26,110
Extraordinary charges (a)	2,520	—	23,000	25,520
Non-cash compensation expense (b)	3,630	2,760	1,440	2,310
Other non-cash expenses or losses	2,180	1,050	127,310	128,440
Pro forma EBITDA of permitted acquisition	840	840	—	—
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	1,490	960	1,380	1,910
Debt extinguishment costs	4,640	4,640	—	—
Items limited to a % of consolidated EBITDA(c):
Non-recurring expenses (d)	2,440	1,310	7,500	8,630
Acquisition integration costs (e)	11,210	8,230	5,050	8,030
Synergies related to permitted acquisition (f)	1,480	1,480		—
Consolidated Bank EBITDA, as defined	$84,380	$69,800	$39,650	$54,230

	September 30, 2018
Total Consolidated Indebtedness (f)	$361,207
Consolidated Bank EBITDA, as defined	54,230
Actual leverage ratio	6.66	x
Covenant requirement	7.00	x
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(a)
Extraordinary distribution costs from Q1 and Q2 2018 that were included in special items, but not included as an addback in prior quarter's leverage calculations have been adjusted with the Q3 leverage calculation and are now included as extraordinary items.

(b)	Non-cash compensation expenses resulting from the grant of restricted units of common stock and common stock options.

(c)
Under the Fourth Amendment, the EBITDA limitation for nonrecurring expenses or costs was increased from 25% of Consolidated EBITDA for the period to 45% of Consolidated EBITDA for the period; provided further that such percentage shall be (i) 35% of Consolidated EBITDA on September 30, 2019 and (ii) 25% of Consolidated EBITDA on December 31, 2018 and thereafter. As such, the amounts added to Consolidated Net Income pursuant to items b-d shall not exceed 45% of Consolidated EBITDA, excluding these items, for such period.

(d)
Under the Amended Term Loan Agreement, cost and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $20 million in aggregate, commencing on or after January 1, 2015. The Fourth Amendment has raised the annual cap to $7.5 million in any fiscal year and $25 million in aggregate.

(e)
Under the 2018 Term Loan Agreement, costs and expenses related to the integration of the Westfalia Group acquisition are not to exceed $10 million in any fiscal year and $30 million in aggregate, or other permitted acquisitions are not to exceed $7.5 million in any fiscal year and $20 million in aggregate.

(f)
“Total Consolidated Indebtedness” refers to the sum of “long-term debt” and “current maturities, long-term debt”, with our Convertible Notes at their face value of $125.0 million and less unrestricted cash. Unrestricted cash included in the calculation was $27.3 million as of September 30, 2018.